Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

RVL Pharmaceuticals plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, $0.01 nominal value per share (1)	457(o)	(2)	(3)	(3)	N/A	N/A
	Equity	Preferred Shares, $0.01 nominal value per share (1)	457(o)	(2)	(3)	(3)	N/A	N/A
	Other	Warrants (1)	457(o)	(2)	(3)	(3)	N/A	N/A
	Debt	Debt Securities (1)	457(o)	(2)	(3)	(3)	N/A	N/A
	Other	Units (1) (4)	457(o)	(2)	(3)	(3)	N/A	N/A
	Unallocated (Universal) Shelf	N/A	457(o)	(2)	Unallocated (Universal) Shelf	$200,000,000	0.0001102	$22,040.00
	Equity	Ordinary Shares, $0.01 nominal value per share	457(c)	39,398,404	$1.24(5)	$48,854,020.96	0.0001102	$5,383.72
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$248,854,020.96		$27,423.72
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$27,423.72
	Net Fee Due							$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		-	-	-		-
Fee Offset Sources	-	-	-		-
Rule 457(p)
Fee Offset Claims	RVL Pharmaceuticals plc	S-3	333-236193	January 31, 2020	N/A	$17,593.41(6)	Unallocated (Universal) Shelf	N/A	(6)	$135,542,493.20
	RVL Pharmaceuticals plc	S-3	333-236193	January 31, 2020	N/A	$9,830.31(7)	Equity	Ordinary Shares, $0.01 nominal value per share	11,153,798	$75,734,288.42
Fee Offset Sources	RVL Pharmaceuticals plc	S-3	333-236193	N/A	January 31, 2020						$27,423.72

(1)	With respect to the securities issuable in a primary offering, the securities being registered consist of such indeterminate number of ordinary shares and preferred shares, such indeterminate number of warrants to purchase ordinary shares, preferred shares or debt securities, such indeterminate number of units, and such indeterminate principal amount of debt securities, as may be determined from time to time at indeterminate prices. In no event will the aggregate maximum offering price of all securities issued in the primary offering pursuant to this registration statement exceed $200,000,000, or, if any debt securities are issued at an original issue discount, such greater amount as will result in an aggregate initial offering price of $200,000,000, less the aggregate dollar amount of all securities previously issued hereunder in the primary offering.

(2)	Pursuant to Rule 457(i) under the Securities Act of 1933, as amended, or the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issued upon conversion or exchange of any preferred shares, warrants or units registered hereunder that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(3)	The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Form S-3 under the Securities Act.

(4)	Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

(5)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is the average of the high and low prices reported for the registrant’s ordinary shares quoted on the Nasdaq Global Select Market on January 25, 2023.

(6)	On January 31, 2020, the registrant filed a registration statement on Form S-3 (File No. 333-236193), which was declared effective on February 12, 2020 (the “Prior Registration Statement”), which registered the issuance of an indeterminate number of ordinary shares, preferred shares, warrants, debt securities and units of the registrant in a primary offering with an aggregate offering price not to exceed $200,000,000, of which $135,542,493.20 of such securities remains unsold (the “Unsold Securities”). Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies $17,593.42 of the registration fee previously paid in connection with the Prior Registration Statement in connection with the Unsold Securities to offset the registration fees that are payable in connection with the registration of securities on this registration statement. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. With respect to the primary offering, the registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(7)	The Prior Registration Statement registered 45,368,325 ordinary shares of the registrant in a secondary offering with an aggregate offering price not to exceed $308,050,926.75, all of which remain unsold (the “Unsold Secondary Shares”). Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies $9,830.31 of the registration fee previously paid in connection with the Prior Registration Statement with respect to 11,153,798 of the Unsold Secondary Shares to offset the registration fees that are payable in connection with the registration of securities on this registration statement. Accordingly, no filing fee is required to be transmitted herewith. Pursuant to Rule 457(p) under the Securities Act, the offering of 11,153,798 of the Unsold Secondary Shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.